NEWS RELEASE
________________________________________________________________________________

                              Release No: 2000-04       Date: September 8, 2000


Kansas City Southern                 Media Contact: Michael R. Haverty,
Industries, Inc.                                    President & CEO
114 West 11th Street                                816-983-1389
Kansas City, MO 64105                               Robert H. Berry,
                                                    Senior VP & CFO
                                                    816-983-1804
NYSE Symbol: KSU


       KCSI Announces the Commencement of an Offering of $200 million of Eight Year Senior Unsecured Notes

 Kansas City Southern Industries ("KCSI" or "the Company") (NYSE: KSU) today announced that its subsidiary, the Kansas City Southern Railway Company, has commenced an offering of $200 million of 8-year senior unsecured notes. Anticipated proceeds from the note offering will be applied to existing bank debt.

 The notes offering will be made only by means of an Offering Memorandum pursuant to Rule 144A in the United States and Regulation S outside the United States. The notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer of any securities for sale.